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                                 Exhibit 23

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14504, 333-45020, 333-45022, 333-64126,
333-65490, 333-97859, 333-97861, 333-101161, 333-110165, 333-110166,
333-116743 and 333-116744) of Engineered Support Systems, Inc. of our report dated December 14, 2004 relating to the financial statements, which appears in the Annual Report to shareholders, which is incorporated in this Amendment No. 1 on Form 10-K/A. We also consent to the incorporation by reference of our report dated December 14, 2004 relating to the financial statement schedule, which is incorporated in this Amendment No. 1 on Form 10-K/A.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


St. Louis, Missouri
February 1, 2005